UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[   ] Definitive Information Statement
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Track Group, Inc.
(Name of Registrant as Specified In Its Charter)

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405 South Main Street, Suite 700
Salt Lake City, Utah 84111
Tel. (801) 451-6141

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF
A MAJORITY OF THE OUTSTANDING VOTING STOCK OF TRACK GROUP, INC.

January __, 2016

Dear Track Group, Inc. Stockholder:

The enclosed Information Statement is being distributed to the holders of record of common stock, par value $0.0001 per share (“Common Stock”), of Track Group, Inc., a Utah corporation (the “Company” or “we”), as of the close of business on January __, 2016 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent by the holder of a majority of our outstanding voting stock. The enclosed Information Statement shall be considered the notice required under Section 704 of the Utah Revised Business Corporations Act.

The following action was authorized by written consent of a majority of our outstanding voting stock (the “Written Consent”): Approval of an amendment (the “Amendment”) to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to increase the total number of shares of Common Stock authorized thereunder from 15.0 million shares to 30.0 million.

The Written Consent constitutes the only stockholder approval required under the Utah Revised Business Corporations Act, our Articles of Incorporation and Amended and Restated Bylaws to approve the Amendment. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. The Amendment, as approved by the Written Consent, will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN, PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Notice of Written Consent: The Information Statement is available at: http://www.trackgrp.com/about-us/investor-relations. We will furnish a copy of this Information Statement, without charge, to any stockholder upon written request to the following address: 405 South Main Street, Suite 700, Salt Lake City, Utah 84111, Attention: Chief Financial Officer.

By order of the Board of Directors,

Guy Dubois
Executive Committee Member, Acting Chief Executive Officer

405 South Main Street, Suite 700
Salt Lake City, Utah 84111
Tel. (801) 451-6141
_____________________________________________________________________________________________

INFORMATION STATEMENT
_____________________________________________________________________________________________

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INTRODUCTION

This Information Statement advises stockholders of the approval by the Company’s Board of Directors, and by written consent of the holder of a majority of the Company’s voting stock, of an amendment (the “Amendment”) to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to increase the total number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), authorized for issuance thereunder from 15.0 million shares to 30.0 million shares. A copy of the Amendment is attached to this Information Statement as Appendix A.

The increase of the Company’s authorized shares of Common Stock will become effective upon the filing of the Amendment with the Secretary of State of Utah, which filing will occur no less than 20 days after the date this Information Statement to first mailed to or otherwise delivered to our stockholders.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDER

Under the Utah Revised Business Corporations Act and the Company’s Amended and Restated Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, consent to such action in writing. Currently, only holders of our Common Stock are entitled to vote on such matters, and, accordingly, approval of the Amendment required the affirmative vote or written consent of a majority of the issued and outstanding shares of our Common Stock. On the Record Date, the Company had 10,261,288 shares of Common Stock issued and outstanding, with the holders thereof being entitled to cast one vote per share.

Our Board of Directors unanimously adopted resolutions approving the Amendment on December 12, 2015, subject to stockholder approval, and on December 15, 2015, we received a written consent approving the Amendment from our largest holder of Common Stock who holds approximately 50.4% of our issued and outstanding shares of Common Stock.

Accordingly, we have obtained all corporate approval required for the Amendment. We are not seeking written consent of the Amendment from any other stockholder, and other stockholders will not be given an opportunity to vote with respect to the Amendment. This Information Statement is furnished solely for the purposes of advising stockholders of the action approved by written consent and giving stockholders notice of the Amendment and forthcoming increase of our authorized Common Stock, as required by the Utah Revised Business Corporations Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As the Amendment was approved by written consent of the holder of a majority of the Company’s voting stock, there will be no stockholders’ meeting, and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act and the provisions of the Utah Revised Business Corporations Act, file the Amendment with the Utah Secretary of State. The Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

General

The Company’s authorized capital stock currently consists of 15.0 million shares of Common Stock, and 20.0 million shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”).

Common Stock

As of January __, 2016, there were 10,261,288 shares of Common Stock outstanding. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the Company’s stockholders. Holders of Common Stock are entitled to receive, ratably, any dividends that may be declared by our Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding Preferred Stock. Upon the Company’s liquidation, dissolution or winding up of the Company, holders of our Common Stock are entitled to receive, ratably, the Company’s net assets available after the payment of all debts and other liabilities, and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are also subject to, and may be adversely affected by, the rights of holders of shares of any series of Preferred Stock which the Company may designate and issue in the future without further stockholder approval.

Preferred Stock

The Board is currently authorized, without further stockholder approval, to issue from time to time up to an aggregate of 20.0 million shares of Preferred Stock in one or more series and to fix or alter the designations, preferences, rights, qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of management without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

As of January __, 2016, we had no shares of Preferred Stock designated as a series, or issued and outstanding.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Purpose of and Rationale for the Amendment

We are currently authorized to issue a total of 15.0 million shares of Common Stock. Of this amount, 10,261,288 shares of Common Stock were outstanding as of January __, 2016. In addition to shares of Common Stock issued and outstanding, we are required to reserve sufficient shares of Common Stock for issuance upon conversion or exercise of our outstanding convertible securities. As of the Record Date, the Company was obligated to reserve the following shares of Common Stock:

•	447,846 shares of Common Stock reserved for future issuance upon exercise of outstanding warrants;
•	318,924 shares of Common Stock reserved for issuance under our 2012 Stock Incentive Plan; and
•	287,692 shares of Common Stock are registered but are subject to milestone requirements under acquisition agreements.

Thus, as of the Record Date, a total of 11,441,179 shares of our Common Stock were either issued and outstanding, or reserved for issuance as described above.

    Our Board of Directors and our largest stockholder, who owns a majority of our issued and outstanding voting stock, approved the Amendment in order to increase to our authorized shares of Common Stock to 30.0 million. This increase will enable us to respond quickly to opportunities to raise capital in public or private offerings. The availability of additional authorized shares will also enable our Board of Directors to act with flexibility to issue shares of Common Stock in connection with future financings, strategic acquisitions, debt restructurings or resolutions, equity compensation and incentives to employees and officers, forward stock splits and other favorable opportunities that may arise to enhance our capital structure. Other than as specified above and as permitted or required under outstanding options, warrants and other securities convertible into shares of our Common Stock, the Company has no present arrangements, agreements or understandings for the use of the additional shares proposed to be authorized. No additional action or authorization by the stockholders would be necessary prior to the issuance of any additional shares, unless required by applicable law. We reserve the right to seek a further increase in authorized shares, from time to time in the future as appropriate.

Effect on Outstanding Common Stock

    The additional shares of Common Stock authorized by the Amendment will have the same privileges as the shares of Common Stock currently authorized and issued. Stockholders do not have preemptive rights under our Articles of Incorporation and will not have such rights with respect to the additional authorized shares of Common Stock. The increase to our authorized shares would not affect the terms or rights of holders of existing shares of Common Stock. All outstanding shares of Common Stock will continue to have one vote per share on all matters to be voted on by our stockholders, including the election of directors.

    The issuance of any additional shares of Common Stock may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and, unless additional shares are issued to all stockholders on a pro rata basis, will reduce the percentage ownership of Common Stock of existing stockholders. In addition, if our Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders. We expect, however, to receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating any adverse economic effect to each stockholder of such dilution.

    The Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

Anti-Takeover Effects

    Although the Amendment is not motivated by anti-takeover concerns and is not considered by our Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in our best interests, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, the issuance of Common Stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our Common Stock at a premium over the prevailing market price and may adversely affect the market price of our Common Stock. As a result, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile takeover, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our Common Stock.

DISSENTER’S RIGHTS

Under the Utah Revised Business Corporations Act, holders of our capital stock are not entitled to dissenter’s rights of appraisal with respect to the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership as of the Record Date of our Common Stock by (i) each shareholder known to us to be the beneficial owner of more than five percent of our Common Stock; (ii) each of our Named Executive Officers, as such term is defined in Item 402(a)(3) of Regulation S-K, serving as of the Record Date; (iii) each of our directors serving as of the Record Date; and (iv) all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC.  Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all securities they beneficially own.  As of the Record Date, the applicable percentage ownership is based on 10,261,288 shares of Common Stock issued and outstanding.

Beneficial ownership representing less than one percent of the issued and outstanding shares of a class is denoted with an asterisk (“*”).  Holders of Common Stock are entitled to one vote per share.

Name and Address of	Common Stock
Beneficial Owner (1)	Shares	%

5% Beneficial Owners:
Sapinda Asia Limited (2)	5,172,214	50.4%
Safety Invest S.A., Compartment Secure I (3)	1,890,697	18%

Directors and Named Executive Officers:
David S. Boone (4)	39,872	*
Guy Dubois (5)	290,825	*
Dirk K. van Daele (6)	65,032	*
John R. Merrill (7)	7,167	*

All directors and executive officers as a group (4 persons)	400,896	4%

(1)	Except as otherwise indicated, the business address for these beneficial owners is c/o the Company, 405 South Main Street, Suite 700, Salt Lake City, Utah 84111.

(2)	Address is 37th Floor Two IFC, 8 Finance Street, Central Hong Kong. Based on a Form 13D filed by Sapinda Asia Limited on November 4, 2015.

(3)
Secure I is a compartment of Safety Invest S.A. (“Safety”), a company established under the Luxembourg Securitization Law and incorporated as a “société anonyme” under the laws of the Grand Duchy of Luxembourg whose principal business is to enter into one or more securitization transactions.

(4)
Mr. Boone is a director and a member of the Board of Directors’ Executive Committee.  Includes 6,689 shares of Common Stock owned of record and 30,326 shares of Common Stock issuable upon exercise of stock purchase warrants.

(5)
Mr. Dubois is a director and Chairman of the Board of Directors; he is also a member of the Executive Committee of the Board of Directors.  Includes 290,825 shares of Common Stock issuable upon exercise of stock purchase warrants.

(6)	Mr. van Daele is a director. Includes 56,518 shares of Common Stock owned of record and 8,514 shares of Common Stock issuable upon exercise of stock purchase warrants.

(7)	Mr. Merrill is the Chief Financial Officer. 7,167 shares of Common Stock were owned of record which includes 4,167 shares earned in conjunction with the Company’s long-term stock incentive plan.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, we will deliver a single copy of this Information Statement and future stockholder communication documents to any stockholders sharing an address to which multiple copies are now delivered.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.